As filed with the Securities and Exchange Commission on April 27, 2021

Registration 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ATIF HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	6531	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 2803, Dachong Business Centre, Dachong 1st Road

Nanshan District, Shenzhen, China

Tel: +(86) 0755-8695-0818

(Address and telephone number of Registrant’s principal executive offices)

Lina L. Liu

8577 Haven Avenue, #301

Rancho Cucamonga, CA 91730

Tel: 909-719-9950

(Name, address and telephone number of agent for service)

Copy to:

John P. Yung, Esq. Daniel B. Eng, Esq. Lewis Brisbois Bisgaard & Smith LLP 333 Bush Street, Suite 1100 San Francisco, CA 94104 Telephone: (415) 362-2580	Ralph V. De Martino, Esq. Cavas Pavri, Esq. Schiff Hardin LLP 901 K Street, NW, Suite 700 Washington, DC 20001 Tel: 202-724-6848

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Aggregate maximum offering price(1)(2)(3)	Amount of registration fee (4)
Ordinary shares, par value $0.001 per share
Warrants to purchase ordinary shares
Ordinary shares, par value $0.001 per share underlying Warrants
Placement Agent Warrants
Ordinary shares underlying Placement Agent’s Warrants
Units(5)
Total	$15,000,000	$1,636.50

(1)	There are being registered under this registration statement such indeterminate number of shares of ordinary shares; such indeterminate number of warrants to purchase ordinary shares, and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $15,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of ordinary shares and warrants as may be issued upon conversion of or exchange for upon exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Not specified as to each class of securities to be registered pursuant to the Note to the Calculation of Registration Fee on Form F-1.

(3)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to the Note to the Calculation of Registration Fee on Form F-1.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(5)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject To Completion)	Dated April 27, 2021

ATIF HOLDINGS LIMITED

_________ Ordinary Shares

Warrants to Purchase up to _______Ordinary Shares

We are offering ______ ordinary shares, par value $0.001 per share (“Ordinary Shares”), and warrants to purchase up to _____ Ordinary Shares (“Warrants”). Each Ordinary Share sold in this offering will be accompanied by an one-half Warrant and will be sold in fixed combination, with each whole Warrant exercisable to purchase one Ordinary Share. The combined public offering price per Ordinary Share and one-half Warrant is $___.

Each whole Warrant will have an exercise price equal to ___% of the public offering price. Each whole Warrant will be exercisable immediately by the holder upon issuance and has a term of ___ years from the initial exercise date and will be subject to certain adjustment and cashless exercise provisions as described herein. The Ordinary Shares and the Warrants are immediately separable and will be issued separately, but must be purchased together in this offering. Unless otherwise indicated, reference to dollar amount shall mean United States dollars.

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “ATIF.” There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

We have assumed a public offering price of $__ per Ordinary Share, which was the last reported sale price for our Ordinary Share on Nasdaq on April __, 2021. The final public offering price will be determined through negotiation between us and the Placement Agent (as defined below) in the offering, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the actual offering price.

We have retained FT Global Capital, Inc. to act as exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. The Placement Agent is arranging for the sale of the Ordinary Shares and Warrants offered in this prospectus on a “best-efforts” basis and is being made without a firm commitment by the Placement Agent.

	Per Ordinary Share and One-Half Warrant(1)	Total
Public Offering Price	$	$
Placement agent commissions (2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1)	The public offering price per fixed combination of one Ordinary Share and one-half Warrant is allocated as $____ per share and $0.001 for each whole Warrant.
(2)	We have agreed to pay the placement agent a commission equal to 7.0% of the gross proceeds sold in the offering. In addition, we have agreed to issue to the Placement Agent Warrants to purchase up to 3.0% of the Ordinary Shares sold in this offering. See section entitled “Plan of Distribution” on page 24 for more information.

See “Risk Factors” beginning on page 4 for factors you should consider before buying the Ordinary Shares and Warrants.

Neither the U.S. Securities and Exchange Commission nor any state securities commission or regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related free writing prospectus. Any representation to the contrary is a criminal offense.

We expect delivery of the Ordinary Shares and Warrants against payment in U.S. dollars in New York, NY on ___ 2021.

FT Global Capital, Inc.

The date of this prospectus is         , 2021.

Neither we nor the Placement Agent has authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Placement Agent are offering to sell, and seeking offers to buy, Ordinary Shares and Warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares and Warrants.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Ordinary Shares and Warrants or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the year ended July 31, 2020, as filed with the Securities and Exchange Commission (SEC), as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Our annual report on Form 20-F for the fiscal year ended July 31, 2020 filed with the SEC on December 31, 2020;

●	Form 6-K filed with the SEC on November 4, 2020;

●	Form 6-K filed with the SEC on January 19, 2021

●	Form 6-K filed with the SEC on February 4, 2021; and

●	Form 6-K filed with the SEC on March 4, 2021.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We post our SEC filings on our website, www.ir.atifchina.com. We will also provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Fang Cheng, our Chief Financial Officer, at Room 2803, Dachong Business Centre, Dachong 1st Road, Nanshan District, Shenzhen, China; email address moon@atifchina.com. Our telephone number at this address is +86-0755-8695-0818.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we have filed with the SEC.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Ordinary Shares and Warrants only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares and Warrants. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, we refer to ATIF Holdings Limited as “we,” “us,” “our,” the “Company” or “ATIF.” You should rely only on the information we have provided or incorporated by reference in this prospectus, applicable supplement, if any, and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable supplement, if any, or any related free writing prospectus.

ATIF HOLDINGS LIMITED

Business

We are a consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout Asia. We have to date primarily focused on helping clients going public on the OTC markets and exchanges in the U.S., but we are in the process of expanding our service to listing clients on domestic exchanges in China as well as the Hong Kong Stock Exchange.

Since our inception, our revenue has been mainly generated from our going public consulting services. In April 2020, we acquired a 51.2% equity interest in Leaping Group Co., Ltd. (“LGC”) and our revenue was mainly comprised of going public consulting services and event execution and planning services for the year ended July 31, 2020. We generated a total revenue of approximately $5.3 million, $3.1 million and $0.7 million for the fiscal years ended July 31, 2018, 2019, and 2020, respectively. The revenues generated from going public consulting services were $5.2 million, $3.1 million and $0.6 million for the fiscal years ended July 31, 2018, 2019, and 2020, respectively. Revenue attributed to the LGC acquisition from April 2020 through July 31, 2020 was $40,872.

Beginning in August 2018, to complement and facilitate the growth of our going public consulting service, we launched AT Consulting Center to offer financial consulting programs in Shenzhen, and in September 2018, we acquired CNNM, or www.chinacnnm.com, a news and media website focused on distributing financial news and information. In July 2019, we launched an investment and financing analysis reporting business. We have not generated any revenue from this financial and news platform since its acquisition, and based on our current financial condition and operating performance, our management has assessed that the likelihood of future use of the financial and news platform is remote. As a result, an impairment loss of $384,492 has been applied against this financial and news platform for the year ended July 31, 2020.

In China, a fast-growing economy and a positive market environment have created many entrepreneurial and high-growth enterprises, many of which need assistance in obtaining development funds through financing. China has relatively immature financial systems compared to developed countries. Due to restrictions imposed by China’s foreign exchange regulations, it is difficult for foreign capital to enter China’s capital market. Because of the strict listing policies and a relatively closed financial environment in mainland China, most small to medium sized enterprises in the development stage are unable to list on domestic exchanges in China. Therefore, many Chinese enterprises strive to enter international capital markets through overseas listing for equity financing. However, in China, there is a general lack of understanding of the international capital markets, as well as a lack of professional institutions that provide overseas going public consulting services to these companies, and many of them may not be familiar with overseas listing requirements.

We launched our consulting services in 2015. Our aim was to assist these Chinese enterprises by filling the gaps and forming a bridge between PRC companies and overseas markets and exchanges. We have a team of qualified and experienced personnel with legal, regulatory, and language expertise in several overseas jurisdictions. Our services are designed to help SMEs in China achieve their goal of becoming public companies. We create a going public strategy for each client based on many factors, including our assessment of the client’s financial and operational situations, market conditions, and the client’s business and financing requirements. Since our inception and up to July 31, 2020, we have successfully helped seven Chinese enterprises to be quoted on the U.S. OTC markets and are currently assisting our other clients in their respective going public efforts. All of our current and past clients have been Chinese companies, and we plan to expand our operations to other Asian countries, such as Malaysia, Vietnam, and Singapore, by as opportunities arises.

On January 4, 2021, we announced the relocation of our operating headquarter to California, USA, through our wholly owned subsidiary ATIF Inc., a California corporation, and launched, in addition to our business consulting services, additional service models consisting of asset management, investment holding and media services to expand our business with a flexible business concept to achieve a goal of high growth revenue and strong profit growth. Clients located within United States will be serviced by ATIF Inc., while clients outside United States will be supported by ATIF Inc.’s business centers abroad. Huaya Consultant (Shenzhen) Co., Ltd. (“Huaya”), a wholly owned subsidiary of ATIF, will serve as ATIF Inc.’s business center in PRC for clients located in the PRC. As part of this relocation and to streamline the management chain and to improve management control with a goal of lower costs, we transition the services from our variable interest entity (“VIE”), Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (“Qianhai”), to ATIF Inc. and Huaya, and terminated the VIE agreements with Qianhai on January 31, 2021. Before the termination, operating revenue generated through Qianhai VIE amounted to $645,127, $2,777,618 and $5,341,271, and net income (loss) amounted to $(1,562,037), $697,631 and $2,146,927 for the years ended July 31, 2020, 2019 and 2018, respectively. The termination of the Qianhai VIE agreements did not cause a material impairment of our long-lived assets (primarily including fixed assets such as office furniture and equipment and automobile) because such assets only amounted to $184,740 and $68,375 as of July 31, 2020 and 2019, respectively. All of the fixed assets have been transferred to our PRC subsidiary Huaya upon termination of the VIE agreement. Currently, we have had discussions with other business organizations to collaborate with a goal of leveraging their resources to assist us to grow our business centers in other jurisdictions. We believe that this streamlined management model and strategic partnership strategy is in line with the current fast-changing and competitive business environment and will provide us with strong growth capability. The termination of the VIE agreement with Qianhai does not adversely affect Huaya, our business, financial condition, and results of operations.

Due to the continued impact of COVID-19 in China, the Company believes that it will take longer and additional capital will be required for traditional entertainment and cinemas businesses like LGC to recover. In light of the Company moving its headquarter to California and transitioning to a new business model focusing on business consulting, asset management, investment holding and media services, the Company no longer believes that its business has synergy with LGC’s cinema advertising and cinema operation business. The Company and LGC’s management also have different views of LGC’s future business direction.

On January 14, 2021, the Company entered into the Sale and Purchase Agreement with the substantial shareholders of LGC consisting of Jiang Bo, Jiang Tao and Wang Di (collectively the “Buyers”) to sell all interests in LGC. Pursuant to the Sales and Purchase Agreement, the Company sold 10,217,230 ordinary shares of LGC in exchange for (i) 5,555,548 ordinary shares of the Company owned by the Buyers, and (ii) payment by the Buyers in the amount of US$2,300,000 plus interest at an interest rate of 10% per annum on the unpaid amount if the principal amount of US$2,300,000 is not paid by January 14, 2022. All principal and accrued and unpaid interest shall be due on January 14, 2023. As of the date of this prospectus, the 5,555,548 shares of ordinary shares owned by the Buyers have been returned to the Company and the $2.3 million cash payment has not yet been received from the Buyers. The Company recognized an estimated loss of approximately $6.1 million from this transaction, which were reflected in the pro forma financial information as included in the Company’s form 6-K as filed with SEC on February 4, 2021. After completion of the transaction, the Company shall no longer hold any shares of LGC and LGC shall no longer be subsidiary of ATIF. The Sales and Purchase Agreement closed on January 29, 2021.

Corporate Information

Our principal executive offices are located at Room 2803, Dachong Business Centre, Dachong 1st Road, Nanshan District, Shenzhen, China. Our telephone number at this address is +86-0755-8695-0818. We maintain a website at www.atifchina.com. Our website or any other website does not constitute a part of this prospectus.

THE OFFERING

Ordinary Shares Offered by Us	______ Ordinary Shares.

Offering Price	$_____ per Ordinary Share.

Ordinary Shares to be Outstanding Immediately After this Offering (1)	_________ Ordinary Shares assuming the sale of all of the Ordinary Shares offered in this offering but excluding the number of Ordinary Shares issuable upon exercise of Warrants sold in this offering, and the Placement Agent Warrants to be issued to the Placement Agent.

Warrants Offered by Us	Warrants to purchase up to ______ Ordinary Shares in the aggregate. Each Ordinary Share will be accompanied by an one-half Warrant with the right for each whole Warrant to purchase an Ordinary Share at an exercise price of ____. The Warrants will be exercisable immediately by the holders upon issuance and have a term of ___ years from the initial exercise date.

Use of Proceeds	We expect to use the net proceeds from this offering of $______ for working capital and other general corporate purposes. See “Use of Proceeds” on page 7 of this prospectus.

Risk Factors	You should read the “Risk Factors” sections beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors that you should read and consider before investing in our securities.

Tax Considerations	You are urged to consult your own tax advisers with respect to the U.S. Federal tax consequences of purchasing, owning and disposing of our Ordinary Shares and Warrants. See “U.S. Federal Income Tax Considerations” on page 19 of this prospectus.

Listing

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “ATIF”

There is no established public trading market for the Warrants to be sold in this offering and the Placement Agent Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

(1)	The number of Ordinary Shares that will be outstanding after this offering as shown above is based on ______ Ordinary Shares outstanding as of April __, 2021 and assumes the sale of all Ordinary Shares being offered pursuant to this prospectus and the following:

●	260,000 Ordinary Shares issuable upon the exercise of warrants outstanding at an exercise price of $6.00 per share; and

●	4,739,130 Ordinary Shares issuable upon the exercise of the warrants issued to investors in a private placement at an exercise price of $1.10 per share.

Unless otherwise indicated, all information in this prospectus assumes:

●	no exercise of the outstanding warrants described above; and

●	no exercise of the Warrants sold in this offering or the Placement Agents Warrants.

RISK FACTORS

An investment in our Ordinary Shares involves risks. Prior to making a decision about investing in our Ordinary Shares, you should consider carefully the following risk together with all of the other information contained or incorporated by reference in this prospectus, including any risks in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 20-F for the fiscal year ended July 31, 2020 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

If we do not continue to satisfy the Nasdaq Capital Market continued listing requirements, our Ordinary Shares could be delisted.

The listing of our Ordinary Shares on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. On December 16, 2020, we received notice from The Nasdaq Stock Market (“Nasdaq”) indicating we were not in compliance with the minimum bid price requirement of $1.00 per share under the Nasdaq Listing Rules. In addition, on December 17, 2020, we received notice from Nasdaq stating that because we had not yet filed our Annual Report on Form 20-F for the year ended July 31, 2020 (the “Form 20-F”) by its due date, we were no longer in compliance with Listing Rule which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. On December 31, 2020, we filed our Form 20-F with the SEC and on January 28,2021 Nasdaq provide us confirmation that our closing bid price traded over $1.00 for ten consecutive business days. Accordingly, we are now in compliance with the Nasdaq Listing Rules.

In the future, should we fail to meet the Nasdaq Listing Rules, we may be subject to delisting by Nasdaq. In the event our Ordinary Shares are no longer listed for trading on the Nasdaq Capital Markets, our trading volume and share price may decrease and we may experience difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the Nasdaq Capital Market could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for us to raise capital and sell securities.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

In order for us to maintain our current status as a foreign private issuer, a majority of our Ordinary Shares must be either directly or indirectly owned by non-residents of the United States, unless we also satisfy all of the additional requirements necessary to preserve this status including (i) a majority of our Board of Directors and management are located outside the United States; (ii) more than 50 percent of our assets are located outside the United States; and (iii) our business is administered principally outside of the United States. We may in the future lose our foreign private issuer status if a majority of our Ordinary Shares is held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a foreign private issuer. If we are no longer deemed to be a foreign private issuer, we will be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon certain exemptions from the Nasdaq Capital Market’s corporate governance requirements that are available to foreign private issuers.

The Warrants we sold in a Private Placement Completed on November 5, 2020 contain repricing features which may have the effect of limiting our ordinary share price and make it more expensive to raise capital in the future.

In a November 5, 2020, private placement, we sold warrants to purchase 4,347,826 Ordinary Shares at an exercise of $1.10 per Ordinary Share. Each warrant will expire five years from the date of issuance. After one-year, the exercise price may reset to the closing bid price if it is lower than the exercise price then in effect. In addition, the warrant exercise price may be subject to adjustment in the event that we issue certain securities at prices below the then exercise price. Until these warrants all exercised, these repricing exercise features may have the effect of limiting our ordinary share price and make it more expensive to raise capital in the future.

Sales of a significant number of our Ordinary Shares in the public market, or the perception that such sales could occur, could depress the market price of our Ordinary Shares.

In connection with a private placement of warrants to purchase 4,347,826 Ordinary Shares that closed on November 5, 2020, we have filed a registration statement allowing the holders of the warrants to resale the Ordinary Shares that they may acquire upon the exercise thereof in the public market. The exercise of the warrants and subsequent sales of those Ordinary Shares in the public market could depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Ordinary Shares would have on the market price of our Ordinary Shares.

If you purchase Ordinary Shares in this offering, you will suffer immediate and substantial dilution of your investment.

Because the public offering price per Ordinary Share in this offering exceeds the pro forma net tangible book value per share of our Ordinary Share, you will suffer immediate and substantial dilution in the pro forma as adjusted net tangible book value of the Ordinary Share you purchase in this offering. Therefore, if you purchase Ordinary Shares in this offering, you will pay a price per share that substantially exceeds our pro forma as adjusted net tangible book value per share after this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering.

The Warrants may not have value.

The Warrants being offered by us in this offering expire [___] years from the date of issuance. In the event that our ordinary shares do not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value.

Holders of our Warrants will have no rights as shareholders until they acquire shares of our ordinary shares, if ever.

If you acquire the Warrants to purchase shares of our ordinary shares in this Offering, you will have no rights with respect to our ordinary shares until you acquire such ordinary shares upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

There is no public market for the Warrants being offered by us in this offering and an active trading market for the Warrants is not expected to develop.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for any listing of the Warrants offered hereby on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be severely limited.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and capitalization (including indebtedness and stockholders’ equity):

●	on an actual basis as of July 31, 2020;

●	on an adjusted basis to give effect to (i) an aggregate of 4,347,826 Ordinary Shares sold at a public offering price of $0.92 per Ordinary Share for aggregate gross proceeds of approximately $4,000,000, less commissions and estimated aggregate offering expenses and (ii) the disposition of Leaping Group Co. Ltd. which closed on January 29, 2021; and

●	on a proforma as adjusted basis to give effect to this offering.

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

	As at July 31, 2020
	(Unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$428,258	$6,709,656

Total Liabilities	$11,167,336	$2,251,354

Shareholder’s Equity
Ordinary shares, $0.001 par value, 100,000,000 shares authorized, 47,014,674 shares issued and outstanding as of July 31, 2020; 45,806,952 issued and outstanding pro forma; _______ issued and outstanding pro forma as adjusted	$47,015	45,807
Additional paid-in capital	30,555,757	28,556,973
Statutory reserve	355,912	355,912
Accumulated deficit	(13,491,659)	(19,521,702)
Accumulated other comprehensive loss	(63,766)	(148,174)
Total Stockholders’ Equity	17,403,259	$9,288,816
Noncontrolling Interest	17,214,483	-

Total Capitalization and Indebtedness	$45,785,078	$11,540,170

The above table does not include any potential proceeds from the exercise of the Warrants being issued in this offering, the Placement Agent Warrants, and any outstanding warrants.

USE OF PROCEEDS

Assuming gross proceeds of $______ from the sale of _____ Ordinary Shares, we estimate that the net proceeds from this offering, after deducting commissions and estimated offering expenses payable by us, will be approximately $_____, excluding the proceeds, if any, from the exercise of Warrants sold in this offering and the exercise of the Placement Agent Warrants.

We intend to use the remaining net proceeds from this offering for:

●	working capital purposes;

●	expanding existing businesses or acquiring or investing in businesses;

●	debt reduction or debt refinancing;

●	capital expenditures; and

●	other general corporate purposes.

Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly and may not be in the order of priority as indicated above. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We do not intend to pay dividends for the foreseeable future. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

DILUTION

If you invest in our Ordinary Shares, you will experience dilution to the extent of the difference between the offering price per share and the proforma as adjusted net tangible book value per share after giving effect to this offering.

Our historical net tangible book value on July 31, 2020 was $461,938, or $0.0098 per Ordinary Share. “Net tangible book value” represents our total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of Ordinary Shares outstanding.

Our pro forma net tangible book value as of July 31, 2020 was $8,958,360 or $0.1956 per share. Pro forma net tangible book value represents the amount of our total tangible assets less total liabilities, after giving effect to (i) an aggregate of 4,347,826 Ordinary Shares sold at a public offering price of $0.92 per Ordinary Share for aggregate gross proceeds of approximately $4,000,000, less commissions and estimated aggregate offering expenses that occurred on November 3, 2020; and (ii) the disposition of Leaping Group Co. Ltd. which closed on January 29, 2021. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the total number of shares outstanding as of July 31, 2020, after giving effect to the pro forma adjustment described above.

After giving effect to the sale of Ordinary Shares in this offering, and after deducting the after deducting the Placement Agent commission and our estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of July 31, 2020, would have been $[X] or $[X] per Ordinary Share. This represents an immediate increase in the pro forma as adjusted net tangible book value of $[X] per share to our existing shareholders and immediate dilution in net tangible book value of $[X] per share to the investors in this offering.

Offering price per Ordinary Share offered		$
Historical net tangible book value per Ordinary Share as of July 31, 2020	$0.0098
Pro forma net tangible book value per Ordinary Share as of July 31, 2020	$0.1956
Increase in as pro forma as adjusted net tangible book value per share attributable to this offering	$0.1858
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$
Dilution per share to new investors in this offering		$

The above discussion and table are based on 47,014,674 Ordinary Shares outstanding as of July 31, 2020, and does not include:

●	260,000 Ordinary Shares issuable upon the exercise of warrants outstanding at an exercise price of $6.00 per share; and

●	4,739,130 Ordinary Shares issuable upon the exercise of the warrants issued to investors in a private placement and placement agent warrants issued in connection therewith at an exercise price of $1.10 per share.

The above illustration of dilution per Ordinary Share to investors participating in this offering assumes no further exercise of outstanding options and warrants to purchase our Ordinary Shares, and no exercise of the Warrants issued to investors in this offering or the Placement Agent Warrants. To the extent that any of our outstanding options or warrants are exercised, or we issue additional Ordinary Shares, equity securities or convertible debt securities in the future, there may be further dilution to the new investors.

DESCRIPTION OF OUR CAPITAL STOCK

We are a British Virgin Islands company with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act of 2004, as amended, which is referred to as the BVI Act below and the common law of the British Virgin Islands.

We are authorized to issue up to 100,000,000,000 shares with a par value of $0.001 each divided into Ordinary Shares and Class A preferred shares. As of April __, 2021, there were ____ Ordinary Shares issued and outstanding. There are no Class A preferred shares outstanding. The following are summaries of material provisions of our current amended and restated memorandum and articles of association which are currently effective and the BVI Act insofar as they relate to the material terms of our Ordinary Shares. You should read the forms of our current memorandum and articles of association, which was filed as an exhibit to our 2020 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find Additional Information.”

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If  (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Distributions

Shareholders holding Ordinary Shares in the Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles of association.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Election of directors

BVI law permits cumulative voting for the election of directors only if expressly authorized in the memorandum and articles of association. There is nothing under BVI law which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for elections of directors.

Meetings

Under our memorandum and articles of association, a copy of the notice of any meeting of shareholders shall be given not less than seven (7) days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one (1) hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

British Virgin Islands law permits a minority shareholder to commence a derivative action in our name, or an unfair prejudice claim, or seek a restraining or compliance order, as appropriate, to challenge, for example (1) an act which is ultra vires or illegal, (2) an act which is likely to be oppressive, unfairly discriminatory or unfairly prejudicial to a shareholder, (3) an act which constitutes an infringement of individual rights of shareholders, such as the right to vote, (4) conduct of the Company or a director which contravenes the BVI Act or our memorandum and articles of association or (5) an irregularity in the passing of a resolution which requires a majority of the shareholders.

Pre-emptive rights

Our memorandum and articles of association disapply the pre-emptive rights provisions of the BVI Act and do not provide for any other pre-emptive rights. Accordingly, there are no pre-emptive rights applicable to the issue by us of new shares.

Transfer of shares

Subject to the restrictions in our memorandum and articles of association, and applicable securities laws, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange, or in any other form which our directors may approve.

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among the shareholders. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may, on the terms established at the time of the issuance of such Ordinary Shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of shares

Subject to the provisions of the BVI Act, we may issue Ordinary Shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities may be listed.

Modifications of class rights

If at any time, the Company is authorized to issue more than one (1) class of Ordinary Shares, all or any of the rights attached to any class of Ordinary Shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than fifty percent (50%) of the shares of the class to be affected.

Changes in the number of Ordinary Shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors, subject to our memorandum and articles of association:

●	amend our memorandum and articles of association to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

●	divide our authorized and issued Ordinary Shares into a larger number of shares;

●	combine our authorized and issued Ordinary Shares into a smaller number of shares; and

●	create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization.

Inspection of books and records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any liquidation plan, articles of merger or consolidation and any particulars of charges if either the company or chargee have elected to file particulars of such charges.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find More Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares

Our memorandum and articles of association authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval preferred shares up to the maximum number of authorized but unissued shares, divided into a single class, Class A preferred shares, with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. Under BVI law, all shares of a single class must be issued with the same rights and obligations. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of Ordinary Shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least thirty percent (30%) of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent (30%).

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger or consolidation is effective on the date that the articles of merger or consolidation are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger or consolidation becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger or consolidation to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than fifty percent (50%) in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of ten percent (10%), or fewer of the issued shares of the company required by the holders of ninety percent (90%), or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within twenty (20) days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have twenty (20) days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the twenty (20) days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven (7) days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty (30) days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty (30) days, then the company and the shareholder shall, within twenty (20) days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings; and

●	whether an alternative remedy is available.

Restraining or compliance order

If a BVI company or a director of a BVI company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of the company, the Court may, on the application of a shareholder of the company pursuant to Section 184B of the BVI Act, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum or articles.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended), for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors, in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties to the company both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. The directors owe their duties to the company itself as distinct body rather than to the shareholders of the company (either collectively or individually) so, where there has been a breach of fiduciary duty by a director, it would typically be for the company to raise proceedings against the director for the breach. Only in special circumstances would the directors of a company become subject to a fiduciary duty to the shareholders of the company such that a shareholder would be able to raise proceedings against the director.

Pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and memorandum and articles of association allow our shareholders holding thirty percent (30%) or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three (3) years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned fifteen percent (15%) or more of the target’s outstanding voting shares within the past three (3) years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding one hundred percent (100%) of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or a resolution of the directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Warrants

Each Ordinary Share sold in this offering will be accompanied by an one-half Warrant with each whole Warrant exercisable to purchase one Ordinary Share at an initial exercise price of $___ per share. Each Warrant will be exercisable immediately upon issuance and will have a term of [___] years from the date of issuance. The exercise price and the number of ordinary shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, combinations and reclassifications of our ordinary shares, as described in the Warrants. In addition, the Warrant exercise price may be subject to adjustment in the event that we issue certain securities at a price below the then Warrant exercise price.

Holders of the Warrants may exercise their Warrants to purchase our Ordinary Shares at any time prior to the expiration date. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates and any other persons acting as a group together with the holder and any of the holder’s affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to issuance) of the number of our Ordinary Shares outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation (but in no event shall such limitation exceed 9.99%). Any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such change to us. If at the time of the exercise of a Warrant a registration statement and current prospectus covering the resale by the holder of the Ordinary Shares issuable upon exercise of the Warrant is not available, the holder may exercise its Warrant in whole or in part on a cashless basis.

If, at any time while the Warrants are outstanding, we issue rights, options or warrants to all holders of our Ordinary Shares entitling them to purchase our ordinary shares, then the holders of the Warrants will be entitled to acquire those rights, options and warrants on the basis of the number of Ordinary Shares acquirable upon complete exercise of the then outstanding Warrants.

If, at any time while the Warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our Ordinary Shares, the holders of the Warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of ordinary shares acquirable upon complete exercise of the then outstanding Warrants.

Subject to any beneficial ownership limitations, at any time the VWAP of our Ordinary Shares listed exceeds $___ per share (as adjusted for share splits, share dividends, recapitalizations and similar events) for ten (10) consecutive trading days and no Equity Conditions Failure (as defined in the Warrant) then exists, the Company shall have the right to require the holder to exercise Warrants equal to the lesser of (i) the aggregate number of Ordinary Shares subject to Warrants then permitted to be issued to the holder subject to any beneficial limitation, and (ii) the number of Ordinary Shares subject to Warrants then in effect.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holders of Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Warrants.

TAXATION

The following brief description sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares and Warrants and applies only to U.S. Holders (defined below) that hold Ordinary Shares and Warrants as capital assets and that have the U.S. dollar as their functional currency. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares and Warrants or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of an Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Investors are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign, and other tax consequences to them of the purchase, ownership, and disposition of our Ordinary Shares.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	consulting investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares.

Disposition of Warrants

Subject to the PFIC rules discussed below (see “Passive Foreign Investment Company (“PFIC”)), upon the sale or other taxable disposition of a Warrant, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the Warrant is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is taxable as a corporation for U.S. federal income tax purposes. Deductions for capital losses are subject to significant limitations under the Code.

Expiration of Warrants Without Exercise

Subject to the PFIC rules discussed below, upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be a long-term capital loss if, at the time of the lapse or expiration, the U.S. Holder’s holding period for the warrant is more than one year. Deductions for capital losses are subject to significant limitations under the Code.

Adjustments to the Warrants

The Warrant provides for an adjustment to the number of Ordinary Shares for which a warrant may be exercised or to the exercise price of a warrant upon certain events. Subject to the PFIC rules discussed below, an adjustment that has the effect of preventing dilution of the interest of the Warrant holders generally will not be taxable to a U.S. Holder. However, an adjustment may be treated as a constructive distribution to a U.S. Holder if and to the extent that such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our assets or earnings and profits. Subject to the PFIC rules discussed below, any such constructive distribution would be taxable under the rules described above under the heading “Taxation of Dividends and Other Distributions on our Ordinary Shares”.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raised in our IPO will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in our IPO) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets, we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Qianhai Asia Era (Shenzhen) International Financial Services Co., Ltd. (“Qianhai”) as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Qianhai, and as a result, we are treating Qianhai as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning Qianhai for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raised in our IPO. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election, under Section 1296 of the US Internal Revenue Code, for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election, under Section 1295(b) of the US Internal Revenue Code, with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange, or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding, under Section 3406 of the US Internal Revenue Code with, at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF ORDINARY SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Engagement Letter with FT Global Capital

We have entered into a Engagement Letter dated March 18, 2021 with FT Global Capital, pursuant to which FT Global Capital will act as our exclusive placement agent in connection with this offering (the “Placement Agent”).

The Placement Agent is not purchasing any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the Placement Agent has agreed to use its best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus. There is no requirement that any minimum number of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered pursuant to this prospectus supplement.

We will enter into a securities purchase agreement (“Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. Furthermore, pursuant to the Engagement Letter, the Placement Agent’s obligations are subject to certain conditions, representations and warranties contained in the Engagement Letter, such as receipt by the Placement Agent of comfort letters and legal opinions.

Until the first anniversary of the Closing Date, neither we nor any of our subsidiaries shall, directly or indirectly, effect any issuance of Ordinary Shares, Ordinary Share Equivalents or debt for cash consideration, Indebtedness or a combination of units hereof (a “Subsequent Placement”) unless we offer the investors in connection with this offering the right to purchase up to 30% of the Subsequent Placement in the aggregate.

The form of the Securities Purchase Agreement is included as an exhibit to the Registration Statement.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with this offering, the Placement Agent may distribute this prospectus electronically.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent. Under these rules and regulations, the Placement Agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

Fees and Expenses; Tail Financing

In consideration for the Placement Agent services, we have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 7.0% of the aggregate purchase price of the Ordinary Shares and Warrants sold under this prospectus. Further, we have agreed to pay the Placement Agent’s legal fees of approximately $30,000 in connection with the offering. In addition, we agreed to pay additional compensation to the Placement Agent in the form of the Placement Agent Warrants to purchase that number of shares which equals 3.0% of the aggregate number of the Ordinary Shares and Warrants sold in this offering.

Under the Engagement Letter, the Placement Agent is also entitled to additional tail compensation for any financings consummated within the twelve (12) month period following completion of this offering.

The Placement Agent Warrants

The Placement Agent Warrants which we agreed to issue to the Placement Agent upon closing of this offering Agent shall generally be on the same terms and conditions as the investor warrants, subject to limitations set forth in FINRA Rule 5110, provided that the exercise price of the Placement Agent Warrants shall be __% of the public offering price of the Ordinary Shares and Warrants and the term of the Placement Agent Warrants shall expire on the fifth anniversary of the date of commencement of sales in this offering. Pursuant to FINRA Rule 5110(e), with limited exceptions, any ordinary shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering. The Placement Agent Warrants will contain similar rights as those Warrants sold in this offering.

We have agreed to indemnify the Placement Agent and purchasers against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The following table shows the per Ordinary Share and Warrant and total placement agent fees we will pay to the Placement Agent in connection with the sale of Ordinary Shares and Warrants offered pursuant to this prospectus assuming the purchase of all of the Ordinary Shares and Warrants initially offered hereby:

Total
Aggregate Offering Price of Ordinary Shares and Warrants	$
Placement agent fees*	$

*	Does not include any Placement Agent Warrants

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $____, which include legal and accounting costs and various other fees. At the closing, our transfer agent will credit the Ordinary Shares to the respective accounts of the purchasers. We will mail the Warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders) have agreed, subject to certain exceptions, to a “lock-up” period until ______, 2021 with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that until ____, 2021, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative.

The Placement Agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general. We have agreed that, without the prior written consent of the Placement Agent and subject to certain exceptions, we will not, during the period ending 90 days after the date of this prospectus, (i) issue, offer, pledge, sell, contract to sell, offer or issue, contract to purchase or grant any option, right or warrant to purchase, or otherwise dispose of, any ordinary shares or any securities convertible into or exercisable or exchangeable for such ordinary shares or enter into a transaction which would have the same effect; (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares; or (iii) file any registration statement with the SEC relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, in each case regardless of whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Each of our directors and executive officers and current shareholders has agreed that, without the prior written consent of the Placement Agent and subject to certain exceptions, it will not, during the period ending 90 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for such ordinary shares, (ii) enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any of our securities that are substantially similar to the ordinary shares or any options or warrants to purchase any of the ordinary shares or any securities convertible into, exchangeable for or that represent the right to receive the ordinary shares, whether now owned or hereinafter acquired, owned directly by it or with respect to which it has beneficial ownership within the rules and regulations of the SEC, whether any of these transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement.

The restrictions described in the preceding paragraph are subject to certain exceptions, including the transfer of shares as a bona fide gift or through will of intestacy.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ATIF”. The Warrants will not be listed on any exchange and we do not expect any market for the Warrants to develop. We do not intend to apply for listing the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a market to develop for Warrants.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Ordinary Shares and Warrants or the possession, circulation or distribution of this prospectus or any other material relating to us or the ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the ordinary shares be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Ordinary Shares and Warrants in the United States, the Placement Agent may, subject to applicable foreign laws, also offer the Ordinary Shares and Warrants in certain countries.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding commissions of the Placement Agent, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, listing fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$1,637
FINRA Filing Fee
Listing Fee
Printing and Engraving Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Miscellaneous
Total

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended July 31, 2020, and in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since July 31, 2020.

LEGAL MATTERS

Certain legal matters related to the Ordinary Shares offered by this prospectus will be passed upon on the Company’s behalf by Ogier, with respect to matters of British Virgin Islands law, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California, with respect to matters of United States law. Legal matters as to PRC law will be passed upon for us by SD & Partners, Shenzhen, China. The Placement Agent is being represented by Schiff Hardin LLP, Washington, DC.

EXPERTS

Friedman LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended July 31, 2020, which is incorporated by reference in this registration statement. The audit report of Friedman LLP on our consolidated financial statements for the year ended July 31, 2020 contained an uncertainty about our ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on Friedman LLP’s report, given on the authority of said firm as experts in accounting and auditing.

On March 3, 2021, the Company dismissed Friedman LLP as its auditor and effective March 3, 2021, the Company appointed ZH CPA, LLC as successor auditor of the Company and for the fiscal year ending July 31, 2021. The audit report of Friedman LLP on the financial statements of the Company as of and for the years ended July 31, 2019 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report on the financial statements of the Company for the year ended July 31, 2020 contained an uncertainty about the Company’s ability to continue as a going concern. There were no disagreements with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, from the time of Friedman LLP’s engagement up to the date of dismissal which disagreements that, if not resolved to Friedman LLP’s satisfaction, would have caused Friedman LLP to make reference in connection with its opinion to the subject matter of the disagreement.

In addition, the consolidated financial balance sheet of Leaping Group Co., Ltd. and subsidiaries as of June 30, 2019 and 2018, and the related consolidated statements of income and comprehensive income, change in shareholders’ equity, and cash flows for each of the three years then ended, and the related notes, have been audited by Friedman LLP as stated in their report which is filed as an exhibit to this Registration Statement of which this prospectus is a part thereof. The financial statements and schedules of Leaping Group Co., Ltd. have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange controls or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel with respect to the laws of BVI, and SD & Partners, our counsel with respect to PRC law, have advised us (privilege in which advice is not waived) that there is uncertainty as to whether the courts of the BVI or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company; and

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

SD & Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. SD & Partners has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 relating to the Ordinary Shares and Warrants underlying Ordinary Shares covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including our annual report on Form 20-F, report of foreign private issuer on Form 6-K and other information. All information filed with or furnished to the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a website at www.ir.atifchina.com, but information contained on our website is not incorporated by reference in this prospectus. You should not regard any information on our website as a part of this prospectus.

ATIF HOLDINGS LIMITED

______________ Ordinary Shares

Warrants to Purchase up to ______________Ordinary Shares

PROSPECTUS

FT Global Capital, Inc.

The date of this prospectus is     , 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the BVI or elsewhere.

These indemnities will only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.02 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

In the three years preceding the filing of this registration statement, we issued the securities described below without registration under the Securities Act. Unless otherwise indicated below, the securities were issued pursuant to the private placement exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

In connection with the Company’s anticipated public offering, the Company undertook a reorganization, cancelled its previously outstanding shares and issued 50,000,000 ordinary shares as follows:

Date	Number of shares issued	Amount Paid Per Share	Shareholders
August 23, 2018	1,000	USD0.001	Qiuli Wang
September 27, 2018	2,000	USD0.001	Ronghua Liu
September 27, 2018	25,500	USD0.001	Tianzhen Investments Limited
September 27, 2018	13,000	USD0.001	Eno Group Limited
September 27, 2018	4,000	USD0.001	Great State Investments Limited
September 27, 2018	2,100	USD0.001	Xueqing Liu
September 27, 2018	2,400	USD0.001	Renyan Ou
November 2, 2018	1,998,000	USD0.001	Ronghua Liu
November 2, 2018	26,473,500	USD0.001	Tianzhen Investments Limited
November 2, 2018	12,987,000	USD0.001	Eno Group Limited
November 2, 2018	3,996,000	USD0.001	Great State Investments Limited
November 2, 2018	2,097,900	USD0.001	Xueqing Liu
November 2, 2018	2,397,600	USD0.001	Renyan Ou

On November 6, 2020, in a private placement, we sold to three accredited investors warrants to purchase a total of 4,347,826 Ordinary Shares at an exercise price of $1.10 per share which are exercisable for five years from the date of issuance. We also issued to the placement agent warrants to purchase 391,304 ordinary shares at an exercise price equal to $1.10 and are exercisable 180 days after November 3, 2020.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits See Exhibit Index beginning on page II-7 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on April  27, 2021.

ATIF Holdings Limited

By:	/s/ Pishan Chi
Name:	Pishan Chi
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Fang Cheng
Name:	Fang Cheng
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Jun Liu and Mr. Pishan Chi, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-1 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Liu	Director, Chairman and President	April 27, 2021
Jun Liu

/s/ Pishan Chi	Director and Chief Executive Officer	April 27, 2021
Pishan Chi	(Principal Executive Officer)

/s/ Fang Cheng	Chief Financial Officer	April 27, 2021
Fang Cheng	(Principal Financial and Accounting Officer)

/s/ Kwong Sang Liu	Director	April 27, 2021
Kwong Sang Liu

/s/ Yongyuan Chen	Director	April 27, 2021
Yongyuan Chen

/s/ Longdley Zephirin	Director	April 27, 2021
Longdley Zephirin, (authorized representative in the United States)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ATIF Holdings Limited, has signed this registration statement or amendment thereto in Rancho Cucamonga, California, on April 27, 2021.

By:	/s/ Lina L. Liu
Lina L. Liu

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
2.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.1	Agreement of Website (CNNM) Transfer dated September 20, 2018, between ATIF HK and Shenzhen Shangyuan Electronic Commerce Ltd. (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.2	Voting Right Proxy Agreement dated September 30, 2018, between Qiuli Wang and Eno Group (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.3	Form of Employment Agreement by and between executive officers and the Registrant (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.4	Form of Indemnification Agreement between directors and the Registrant (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.5	Exclusive Service Agreement dated October 9, 2018, between WFOE and VIE (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.6	Equity Pledge Agreement dated October 9, 2018, between WFOE, Beneficial Owners, and VIE (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.7	Exclusive Call Option Agreement dated October 9, 2018, between WFOE, Beneficial Owners, and VIE (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.8	Shareholders’ Voting Rights Proxy Agreement dated October 9, 2018, between WFOE, Beneficial Owners, and VIE (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.9	Equity Transfer Agreement dated August 13, 2018, by and between WFOE and Yanru Zhou (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.10	Equity Transfer Agreement dated September 19, 2018, by and between WFOE and Zhuorong Cai (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.11	Equity Transfer Agreement dated September 19, 2018, by and between WFOE and Zehong Lai (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.12	Trust Deed dated December 11, 2017, by and between Ronghua Liu and Qiuli Wang (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333-228750), as amended, initially filed with the Securities and Exchange Commission on December 11, 2018)
4.13	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to Form 6-K filed with the Securities and Exchange Commission on November 4, 2020)
4.14	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.2 to Form 6-K filed with the Securities and Exchange Commission on November 4, 2020)
4.15	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to Form 6-K filed with the Securities and Exchange Commission on November 4, 2020)
4.16	Sale and Purchase Agreement regarding issued shares of Leaping Group Co., Ltd. (incorporated herein by reference to Exhibit 99.1 to Form 6-K filed with the Securities and Exchange Commission on January 19, 2021)
4.17*	Form of Securities Purchase Agreement
4.18*	Form of Warrant
4.19*	Form of Placement Agent Warrant
5.1*	Opinion of Ogier, British Virgin Islands counsel to the Company
23.1*	Consent of Friedman LLP
23.2*	Consent of Ogier, British Virgin Islands counsel to the Company (included in Exhibit 5.1)
23.3*	Consent of Friedman LLP (Leaping Group Co., Ltd.)
24.1*	Power of Attorney (included on signature page hereof)
99.1	Audited Financial Statement as at June 30, 2019 and 2018 and for the three years then ended June 30, 2019 for Leaping Group Co., Ltd. (Incorporation by reference to Exhibit 99.1 to Form F-3 filed with the Securities and Exchange Commission on June 12, 2020).
99.2	Unaudited Condensed Consolidated Financial Statements for the six months ended December 31, 2019 for Leaping Group Co., Ltd. (Incorporation by reference to Exhibit 99.2 to Amendment No. 1 to Form F-3 filed with the Securities and Exchange Commission on September 1, 2020).

*	Filed herewith